Exhibit 5

OPINION OF LUSE GORMAN POMERENK & SCHICK, PC

LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 400
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

October 1, 2010

Board of Directors
Northwest Bancshares, Inc.
100 Liberty Street
Warren, Pennsylvania 16365

Re:	Northwest Bancshares, Inc. 2008 Stock Option Plan
Northwest Bancshares, Inc. 2004 Stock Option Plan
Northwest Bancshares, Inc. 2004 Recognition and Retention Plan
Northwest Bancshares, Inc. 2000 Stock Option Plan
Registration Statement on Form S-8

Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the issuance of Northwest Bancshares, Inc. (the “Company”) common stock, par value $.01 per share (the “Common Stock”), pursuant to the Northwest Bancshares, Inc. 2008 Stock Option Plan,  the Northwest Bancshares, Inc. 2004 Stock Option Plan, the Northwest Bancshares, Inc. 2004 Recognition and Retention Plan, and  the Northwest Bancshares, Inc. 2000 Stock Option Plan (collectively, the “Stock Benefit Plans”). We have reviewed the Company’s Articles of Incorporation, Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

Based on the foregoing, we are of the following opinion:

Upon the effectiveness of the Form S-8, the Common Stock, when issued in connection with the exercise of options granted and the award of restricted stock pursuant to the Stock Benefit Plans, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.

LUSE GORMAN POMERENK & SCHICK
A Professional Corporation